                                                                    Exhibit 23.2



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vision Twenty-One, Inc. 1996 Stock Incentive Plan of our reports as follows in the Prospectus of Vision Twenty-One, Inc. dated August 18, 1997 for the registration of 2,100,000 shares of its common stock.

Report on Financial Statements                                Report Date

Vision Twenty-One, Inc. and Subsidiaries                      March 22, 1997, except for
                                                              Note 11, as to which the date
                                                              is July 29, 1997
Schedule 1--Valuation and Qualifying Accounts                 July 29, 1997
Gillette, Beiler & Associates, P.A.                           March 22, 1997
Northwest Eye Specialists, P.L.L.C.                           January 15, 1997
Cambridge Eye Clinic, P.A. - John W. Lahr,
 Optometrist, P.A. and Eyeglass Express Optical Lab, Inc.     January 10, 1997
J & R Kennedy, O.D., P.A. and Roseville Opticians, Inc.       March 21, 1997
Lindstrom, Samuelson & Hardten Ophthalmology
 Associates, P.A. and Vision Correction Centers, Inc.         January 14, 1997
Jerald B. Turner, M.D., P.A.                                  February 26, 1997
Eye Institute of Southern Arizona, P.C.                       January 15, 1997
Optometric Eye Care Centers, P.A.                             January 17, 1997
Dr. Smith and Associates, P.A. #6950, Dr. Smith and
 Associates, P.A. #6958, and Dr. Smith and
 Associates, P.A. #6966                                       January 17, 1997
Daniel B. Feller, M.D., P.C., d/b/a Paradise Valley
 Eye Specialists; Eye Specialists of Arizona
 Network, P.C.; and Sharona Optical, Inc.                     January 17, 1997


/s/ Ernst & Young LLP

October 17, 1997
Tampa, Florida